SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8 K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 30, 2002
                            ------------------------
                        (Date of earliest event reported)

                          SHELBOURNE PROPERTIES II, INC.
                    ----------------------------------------
             (Exact name of Registrant as specified in its charter)

       Delaware                    0-15753                  04-3502382
   ----------------           ------------------        -------------------
(State of Incorporation)     (Commission File No.)         (IRS Employer
                                                        Identification No.)

                   c/o First Winthrop Corporation, 7 Bulfinch
                          Place - Suite 500, Boston, MA
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               (Address of principal executive offices) (zip code)

                                 (212) 319-3400
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              (Registrant's telephone number, including area code)

                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)
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     Item 5. Other Events

     On May 1, 2002, the operating partnerships of each of Shelbourne Properties II, Inc. (the "Company"), Shelbourne Properties I, Inc. and Shelbourne Properties III, Inc., each a Delaware corporation and diversified externally managed real estate investment trust having the same persons on their respective boards of directors (collectively, the "REITS") and certain of such operating partnerships' directly or indirectly owned subsidiaries (collectively, the "Borrowers") entered into a $75 million secured revolving credit facility with Bayerische Hypo- Und Vereinsbank AG, New York Branch, as agent for itself and other lenders (the "Facility"). The REITS believed that by entering into a single loan transaction instead of three separate loan transactions they were able to obtain a larger loan at a more favorable interest rate. The Facility has a term of three years and is prepayable in whole or in part at anytime without penalty or premium.

     The Borrowers initially borrowed $73,330,075 under the Facility and are jointly and severally liable for the repayment of any amounts borrowed and the performance of their collective obligations under the Facility. The Company's operating partnership and such operating partnership's directly and indirectly owned subsidiaries received, directly or indirectly, $29,776,349 of such proceeds and applied them as follows: (i) $22,034,250 was used to repay a note issued in the principal amount of $23,658,488 by the Company's operating partnership to an affiliate of Presidio Capital Investment Company, LLC in connection with the acquisition on February 14, 2002 of an advisory agreement,
(ii) $215,768 was used for the payment of accrued interest on the note, (iii) $837,629 was used to pay expenses incurred in connection with the Facility and
(iv) the balance of $6,688,702 will be used for general purposes. By prepaying the note prior to its stated maturity date of August 14, 2002, the operating partnership saved $1,624,238 in principal payments.

     The Borrowers have the right, from time to time, to elect an annual interest rate equal to (i) LIBOR plus 2.5%, or (ii) the greater of (a) agent's prime rate, or (b) the federal funds rate, plus 1.5%. The initial advance under the Facility will bear interest at the rate of LIBOR plus 2.5%. The Borrowers have the right to reduce the interest rate on all or any portion of the loan by up to 1% per annum upon the placement of first mortgage liens upon real properties owned by the Borrowers and the satisfaction of certain other conditions pertaining to such real properties. In addition, the Borrowers are required to pay to the lenders, from time to time, a commitment fee equal to ..25% of the unborrowed portion of the Facility.

     The Facility is secured by (i) a pledge by the operating partnerships of their membership interests in wholly-owned subsidiaries which directly or indirectly own substantially all of their real properties, and (ii) mortgages on certain real properties owned directly and indirectly by the operating partnerships. Accordingly, all of the directly and indirectly owned assets of the Company's operating partnership are security for the Facility, except for its two real properties located in Illinois, all of the directly and indirectly owned assets of Shelbourne Properties I, Inc.'s operating partnership are security for the Facility and all of the directly and indirectly owned assets of Shelbourne Properties III, Inc.'s operating partnership are security for the Facility, except for its real property located in Illinois and its interests in joint ventures which own real property in Georgia and Indiana.

     The Borrowers shall be entitled to disbursement of the balance of the Loan of $1,669,925 upon (i) the placement of first mortgage liens upon the Illinois properties owned by the Company and Shelbourne Properties III, L.P., or (ii) the conveyance by the Company and Shelbourne Properties III, L.P. of each Illinois property to a single purpose limited liability company and the pledge by the Company and Shelbourne Properties III, L.P. of the memberships interests in each such limited liability company to the lenders. Unless these mortgages with respect to the Illinois properties or pledges of the membership interests in such limited liability companies are delivered to the lenders within 120 days of the closing of the Facility, the balance of the Facility will become permanently unavailable to the Borrowers.

     Pursuant to the Facility, each real property which is directly or indirectly pledged or mortgaged as security under the Facility may be sold if, among other things, the purchase price provides net proceeds which are in an amount equal to a minimum release price for such property, which amount would be applied as a prepayment of the Facility. In the event of the sale of a property, the Borrowers may, at anytime thereafter, with the agent's consent, substitute another property as security for the Facility. If a Borrower sells a "core property," however, the Borrowers must prepay the Facility by an amount equal to the greater of the aforesaid minimum release amount for such property and the net sales proceeds therefore. In addition, upon the sale of a "core property," the aggregate amount that may be borrowed under the Facility will be permanently reduced by the amount of the loan under the Facility that has been prepaid with respect to such core property and no additional property may be substituted as security for such core property. The Company's indirectly owned real properties in California, New York and Washington state constitute core properties under the Facility.

     Under the Facility, the REITS, their operating partnerships and substantially all of the operating partnerships' subsidiaries are required to maintain a certain debt yield maintenance ratio and have certain restrictions with respect to engaging in certain equity financings, business combinations and other transactions that may result in a "change of control" (as defined under the Facility), incurring additional indebtedness, acquiring additional properties, selling properties and making certain distributions. In addition, the occurrence of certain events over which the REITS may have no control and which constitute a "change of control" will cause a default under the Facility.

     Borrowings under the Facility can only be made with the unanimous consent of all Borrowers. A default by a Borrower under the Facility shall constitute a default under the entire Facility, entitling the lenders to exercise their remedies against all of the Borrowers.

     Since the Borrowers are jointly and severally liable for the repayment of the entire principal, interest and other amounts due under the Facility, the Borrowers entered into a Contribution and Cross-Indemnification Agreement, the purpose and intent of which was to place the operating partnerships of the REITS in the same position (as among each other) as each would have been had the lenders made three separate, smaller loans, one to each of the operating partnership; each of which loans would have been in a smaller amount than the Facility, would have been the obligation/liability only of the operating partnership to which it was made and would have been secured only by such operating partnership's assets.

     In addition, following a request by HX Investors, L.P. ("HX Investors") - the largest stockholder of each REIT and an entity controlled by Mr. Michael Ashner - the board of directors of each REIT waived a provision in each REIT's certificate of incorporation (as it applies to HX Investors) that otherwise prohibits a stockholder from beneficially owning more than 8% of the common stock of any of the REITS. Pursuant to the waiver, HX Investors may beneficially own up to 12% of the common stock of each REIT. Pursuant to a Stockholder Agreement among the REITS, HX Investors and the general partner of HX Investors, HX Investors agreed that until January 1, 2003, with respect to all matters submitted for the approval of any REIT's stockholders (1) with the approval and recommendation of the REIT's board of directors or (2) by HX Investors or its affiliates, HX Investors and its affiliates would vote all shares beneficially owned by them in excess of the 8% threshold in proportion to the votes cast by the stockholders of the REIT (including the 8% of the shares beneficially owned by HX Investors). Mr. Ashner is associated with the property manager for Borrowers' properties. The foregoing description of the Stockholder Agreement is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference in its entirety.



     Item 7. Financial Statements and Exhibits

            (c) Exhibits

4.1 Stockholder Agreement, dated as of April 30, 2002, among Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc., HX Investors, L.P. and Exeter Capital Corporation.

10.1 Revolving Credit Agreement, dated as of April 30, 2002, among the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., such operating partnerships' wholly-owned subsidiaries, the lenders from time to time party thereto and Bayerische Hypo-Und Vereinsbank AG, New York Branch, as agent for itself and the other lenders.

10.2 Promissory note, dated April 30, 2002, issued by the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., and such operating partnerships' wholly-owned subsidiaries in favor of each lender in the aggregate principal amount of $75,000,000.

10.3 Cash Management Agreement, dated as of April 30, 2002, among the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., such operating partnerships' wholly-owned subsidiaries, the agent and Deposit Bank (as defined therein), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

10.4 Contribution and Cross-Indemnification Agreement, dated as of April 30, 2002, among the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., and such operating partnerships' wholly-owned subsidiaries.

10.5 Pledge and Security Agreement, dated as of April 30, 2002, by the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., and such operating partnerships' wholly-owned subsidiaries in favor of the lenders.

10.6 Form of Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of February 14, 2002, from Shelbourne Properties II, L.P., as borrower, to Shelbourne Management LLC, as lender, and the trustee, with respect to Shelbourne Properties II, L.P.'s real property located in Richmond, Virginia, Matthews, North Carolina and Raleigh, North Carolina.

99.1 Press Release of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., dated May 6, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SHELBOURNE PROPERTIES II, INC.

                         By: /s/ Dallas Lucas
                                -----------------------
                                 Dallas Lucas
                                 Treasurer

Date: May 14, 2002

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                                  EXHIBIT INDEX

Exhibit         Description

4.1 Stockholder Agreement, dated as of April 30, 2002, among Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., Shelbourne Properties III, Inc., HX Investors, L.P. and Exeter Capital Corporation.

10.1 Revolving Credit Agreement, dated as of April 30, 2002, among the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., such operating partnerships' wholly-owned subsidiaries, the lenders from time to time party thereto and Bayerische Hypo-Und Vereinsbank AG, New York Branch, as agent for itself and the other lenders.

10.2 Promissory note, dated April 30, 2002, issued by the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., and such operating partnerships' wholly-owned subsidiaries in favor of each lender in the aggregate principal amount of $75,000,000.

10.3 Cash Management Agreement, dated as of April 30, 2002, among the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., such operating partnerships' wholly-owned subsidiaries, the agent and Deposit Bank (as defined therein), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

10.4 Contribution and Cross-Indemnification Agreement, dated as of April 30, 2002, among the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., and such operating partnerships' wholly-owned subsidiaries.

10.5 Pledge and Security Agreement, dated as of April 30, 2002, by the operating partnerships of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., and such operating partnerships' wholly-owned subsidiaries in favor of the lenders.

10.6 Form of Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits, dated as of February 14, 2002, from Shelbourne Properties II, L.P., as borrower, to Shelbourne Management LLC, as lender, and the trustee, with respect to Shelbourne Properties II, L.P.'s real property located in Richmond, Virginia, Matthews, North Carolina and Raleigh, North Carolina.

99.1 Press Release of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., dated May 6, 2002.